UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
Bookham, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

2584 Junction Avenue, San Jose, California		95134

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 27, 2009, Bookham, Inc. (“Bookham”) entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”), by and among Avanex Corporation (“Avanex”), Ultraviolet Acquisition Sub, Inc., a newly formed wholly owned subsidiary of Bookham (“Merger Sub”) and Bookham, pursuant to which Bookham and Avanex will combine their businesses through a merger of Merger Sub with and into Avanex (“Merger”).
Merger Agreement
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, by virtue of the Merger and without any action on the part of any stockholder, each share of common stock of Avanex, par value $0.001 per share (“Avanex Common Stock”), will be converted into the right to receive 5.426 shares of common stock of Bookham (the “Exchange Ratio”), par value $0.0001 per share (“Bookham Common Stock”). Options to purchase Avanex Common Stock will be assumed by Bookham pursuant to the terms of the Merger Agreement. Warrants to purchase Avanex Common Stock and restricted stock units of Avanex will be converted into warrants to purchase Bookham Common Stock and restricted stock units of Bookham pursuant to the terms described in the Merger Agreement.
Each of Avanex and Bookham has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants: (a) to conduct their respective businesses in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (b) not to engage in certain kinds of transactions during such period; (c) to convene and hold meetings of the stockholders of each of Avanex and Bookham to approve the transaction; and (d) that, subject to certain exceptions, the Boards of Directors of Avanex and Bookham will each recommend that their respective stockholders approve the transaction.
Consummation of the Merger is subject to customary conditions, including: (a) the adoption of the Merger Agreement by the stockholders of Avanex and the approval by the stockholders of Bookham of the issuance of shares of Bookham common stock and of a Certificate of Amendment to Bookham’s Certificate of Incorporation in connection with the Merger; (b) absence of any applicable restraining order or injunction prohibiting the Merger; (c) the effectiveness of a registration statement on Form S-4; (d) the absence of material adverse effect with respect to each of Avanex and Bookham; (e) the accuracy of the representations and warranties of each party, subject to specified materiality thresholds; (f) performance in all material respects by each party of its obligations under the Merger Agreement; and (g) the delivery of customary tax opinions from counsel to Avanex and Bookham. The Merger Agreement contains certain termination rights for both Avanex and Bookham in certain circumstances, some of which would require Avanex or Bookham to pay the other a termination fee of $1,640,000 and/or an expense reimbursement of $1,000,000.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
The Voting Agreements
At the same time that the Merger Agreement was entered into, each of the executive officers and directors of Avanex (the “Specified Avanex Stockholders”) entered into a Voting Agreement (the “Avanex Voting Agreement”) with Bookham and each of the executive officers and directors of Bookham (the “Specified Bookham Stockholders”) entered into a Voting Agreement (the “Bookham Voting Agreement”) with Avanex.
The Avanex Voting Agreement provides that each of the Specified Avanex Stockholders will vote his Avanex Common Stock in favor of the adoption of the Merger Agreement and against any alternative transaction with respect to Avanex. The Avanex Voting Agreement will terminate upon the earlier of: (a) the termination of the Merger Agreement in accordance with its terms or the effectiveness of the Merger; or (b) an amendment of the Merger Agreement decreasing the Exchange Ratio or otherwise materially and adversely affecting the applicable Specified Avanex Stockholder.
The Bookham Voting Agreement provides that each of the Specified Bookham Stockholders will vote his Bookham Common Stock in favor of the issuance of Bookham Common Stock pursuant to the Merger Agreement and against any alternative transaction with respect to Bookham. The Bookham Voting Agreement will terminate upon the earlier of: (a) the termination of the Merger Agreement in accordance with its terms or the effectiveness of the Merger; or (b) an amendment of the Merger Agreement increasing the Exchange Ratio or otherwise materially and adversely affecting the applicable Specified Bookham Stockholder.

The foregoing description of the Avanex Voting Agreement and the Bookham Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Avanex Voting Agreement and the Bookham Voting Agreement, forms of which are filed as Exhibits 99.1 and 99.2 hereto respectively and are incorporated herein by reference.
The Merger Agreement governs the contractual rights between the parties in relation to the Merger. We have included the above summary of certain terms of the Merger Agreement and attached the Merger Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Merger Agreement. This summary and report are not intended to modify or supplement any factual disclosures about Avanex or Bookham in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Avanex or Bookham. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.
Additional Information and Where to Find It
This communication is being made in respect of the proposed business combination involving Bookham and Avanex. In connection with the proposed transaction, Bookham and Avanex plan to file documents with the SEC, including the filing by Bookham of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and each of Bookham and Avanex plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Bookham and Avanex are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Bookham and Avanex because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008, respectively.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 27, 2009, among Bookham Inc., Ultraviolet Acquisition Sub, Inc. and Avanex Corporation

99.1	Form of Avanex Voting Agreement

99.2	Form of Bookham Voting Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bookham, Inc.
Date: January 27, 2009	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 27, 2009, among Bookham Inc., Ultraviolet Acquisition Sub, Inc. and Avanex Corporation

99.1	Form of Avanex Voting Agreement

99.2	Form of Bookham Voting Agreement